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EXHIBIT 5.1
October 19, 2005
CanArgo Energy Corporation
P.O. Box 291
St. Peter Port
Guernsey, GY1 3RR
British Isles

Re:	Amendment No. 1 to Registration Statement on Form S-3; Registration No. 333-127841
Dear Ladies and Gentlemen:
          We have acted as special U.S. counsel to CanArgo Energy Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of the Company (Reg. No. 333-127841), originally filed August 25, 2005 under the Securities Act of 1933, as amended (the “Securities Act”), and the Preliminary Prospectus (referred to herein as the “Prospectus”) included in Amendment No. 1 to the Registration Statement in the form to be filed with the Securities and Exchange Commission (the “Commission”), relating to the sale from time to time, of up to 42,459,511 shares of the Company’s common stock, par value $.10 per share (“Common Stock”) by certain selling stockholders identified in the Prospectus (referred to collectively herein as the “Selling Stockholders” and individually as a “Selling Stockholder”) as more fully described in the Prospectus, including:
          i. up to an aggregate of (i) 1,521,739 shares (“Conversion Shares”) to be issued to Mr. Salahi Ozturk (“Ozturk”) upon conversion of that certain convertible loan dated as of August 27, 2004 by and between the Company and Ozturk (the “Convertible Loan”) and (ii) 2,000,000 shares to be issued to Ozturk upon exercise of that certain warrant (“Warrant”) to purchase shares of Common Stock expiring on August 27, 2009 (the “Warrant Shares” and together with the Conversion Shares the “Ozturk Shares”), subject to customary anti-dilution adjustments;
          ii. an aggregate of 5,500,000 shares of Common Stock (“Provincial Shares”) issued to Provincial Securities Limited (“Provincial”) in connection with the acquisition by the Company of Provincial’s interest in Tethys Petroleum Investments Limited (“Tethys”);

          iii. an aggregate of 5,500,000 shares of Common Stock (“Vando Shares”) issued to Vando International Finance Limited (“Vando”) in connection with the acquisition by the Company of Vando’s interest in Tethys;
          iv. an aggregate of 160,000 shares of Common Stock (“CEOcast Shares”) issued to CEOcast Inc. (“CEOcast”) pursuant to two consultancy agreements dated November 17, 2004 and May 17, 2005 relating to the provision of investor relations services and strategic advice by CEOcast to the Company; and
          v. an aggregate of up to 27,777,772 shares of Common Stock (the “Senior Secured Note Shares”), subject to customary anti-dilution adjustments, to be issued to holders of the Company’s Senior Secured Notes due July 25, 2009 (the “Senior Secured Notes”) identified in the Prospectus as: Ingalls & Snyder Value Partners L.P.; Nikolaos D. Monoyios IRA; Thomas L. Gipson; Arthur Koenig; Thomas L. Gipson IRA; Evan Janovic; Amblin Family Trust; Fledgling Associates, LLC; Adam Janovic; Neil Janovic; Anthony Corso; John Gilmer IRA; and Martin Soloman, upon conversion of the Senior Secured Notes
(the Provincial Shares, Vando Shares and CEOcast Shares being collectively referred to herein as the “Issued and Outstanding Shares”; and together with the Ozturk Shares and Senior Secured Note Shares being collectively referred to herein as the “Securities”).
     In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus included in Amendment No. 1 thereto, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and instruments of the Company and such certificates of public officials and officers of the Company, and we have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures; the authenticity of all corporate records, documents and instruments submitted to us as originals; the conformity to original documents of all documents submitted to us as conformed, certified, photostatic or facsimile copies thereof; the authenticity of the originals of such conformed, certified, photostatic or facsimile copies; the truth, accuracy and completeness of the information contained in the records, agreements, documents, instruments and certificates we have reviewed, including the information contained in the Registration Statement, as amended by Amendment No. 1; the due authorization, execution and delivery by, and the legally binding nature upon each Selling Stockholder of each agreement pursuant to which such Selling Stockholder has been or will be issued shares of Common Stock, and the legal capacity of each individual executing such documents.
     Based upon the foregoing and subject to the other limitations and qualifications set forth herein, we are of the opinion that:
1.	The Issued and Outstanding Shares have been duly authorized, validly issued and are fully paid and nonassessable;

2.	The Warrant Shares, when issued upon exercise of the Warrant in accordance with its terms and the consideration therefor is duly received by the Company, will be duly authorized, validly issued, fully paid and nonassessable;

3.	The Conversion Shares, when issued upon conversion of the Convertible Loan in accordance with its terms, will be duly authorized, validly issued, fully paid and nonassessable; and

4.	The Senior Secured Note Shares, when issued upon conversion of the Senior Secured Notes in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.
        The opinions expressed above are subject in all respects to the following further assumptions, exceptions and qualifications:
a. We have assumed that the Company has received or will receive, as applicable, the amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of the Issued and Outstanding Shares and the reservation and issuance of the Warrant Shares, the Conversion Shares and the Senior Secured Note Shares.
b. We have assumed that: the Registration Statement has been declared and will remain effective and the Selling Stockholders and the Company will comply with all applicable provisions of the Securities Act and such state securities rules, regulations and laws as may be applicable at the time the Securities are issued as contemplated by the Warrant, the Convertible Loan and the Senior Secured Notes and offered and sold as contemplated by the Registration Statement.
c. In rendering the opinions set forth above, we express no opinion with respect to the possible effect on the enforceability of the Warrant, the Convertible Loan and the Senior Secured Notes of any bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles of equity include, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also the possible unavailability of specific performance or injunctive relief.
e. In rendering the opinions set forth above, we express no opinion with respect to (i) the enforceability of the provisions in the Warrant, the Convertible Loan or Senior Secured Notes, or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of or other rights that cannot be effectively waived under, applicable laws, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws or (iii) the enforceability of the choice of law provisions thereof.
f. In rendering the opinions set forth above, we express no opinion as to the laws of any jurisdiction other than the present laws of the State of New York, the corporate law of the State of Delaware and the federal laws of the United States of America. The Ozturk Shares and the Senior Secured Note Shares may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws and judicial decisions as in effect on the date hereof.
        This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts and circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.
        This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Satterlee Stephens Burke & Burke LLP